Exhibit 10.1

AMENDED AND RESTATED SHAREHOLDERS’ AGREEMENT

THIS AMENDED AND RESTATED SHAREHOLDERS’ AGREEMENT (the “Agreement”) of Flagstone Reinsurance Holdings Limited, a Bermuda exempted company (the “Company”) is made and entered into as of November 15, 2006, by and among the Company and the investors listed on Exhibit A hereto (the “Shareholders”).

SUMMARY

The Company has filed a Registration Statement on Form S-1,  Registration No. 333-138182 (the “Registration Statement”), with the U.S. Securities and Exchange Commission under the U.S. Securities Act of 1933, as amended (the “Securities Act”) to register an underwritten initial public offering of its common shares.

The Company and the Shareholders are parties to a Shareholders’ Agreement dated as of December 20, 2005, as amended by Amendment No. 1 thereto dated as of February 1, 2006 (the “Shareholders’ Agreement”), and the Company and the Shareholders propose to amend and restate and replace the Shareholders’ Agreement in its entirety with this Agreement, effective simultaneously with the closing of the initial public offering contemplated by the Registration Statement (the “Effective Time”).

The Company and the Shareholders therefore agree, effective as of the Effective Time, that the Shareholders’ Agreement is hereby amended and restated as follows:

ARTICLE I

DEFINITIONS

In this Agreement, the following terms have the following meanings:

“Act” means the Companies Act, 1981 of Bermuda, as amended.

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with such Person.  For the purpose of this definition, the term “control” (including, with correlative meaning, the terms “controlling,” “controlled by,” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

“Board” means the board of directors of the Company from time to time duly appointed or elected in accordance with the Bye-Laws.

“Bye-Laws” means the bye-laws of the Company, as amended from time to time.

“Code” means the U.S. Internal Revenue Code of 1986, as amended.

“Confidential Information”, as to each Shareholder, means all information as to the practice, business dealings or affairs of the Company, its Affiliates or their respective customers and clients which may come to the knowledge of such Shareholder by reason of his status as a Shareholder or as a director, officer or employee of the Company or any of its Affiliates; provided, however, that Confidential Information shall not include information which the Shareholder possessed prior to entering into this Agreement or that is or becomes publicly available other than by a breach by such Shareholder of this Agreement.

“Effective Time” has the meaning set forth in the Summary of this Agreement.

“Equity Securities” means any shares of the share capital of the Company, any securities convertible into or exchangeable for shares of the share capital of the Company, and any options, warrants, and other rights to purchase or otherwise acquire from the Company shares of such share capital, or securities convertible into or exchangeable for shares of such share capital.

 “Flagstone” means Flagstone Reinsurance Limited, a Bermuda exempted company and a Subsidiary of the Company.

“Memorandum of Association” means the Memorandum of Association of the Company, as amended from time to time.

“Person” means any individual or entity.

“Register” and “Registration” mean registration under the Securities Act of an offering of securities.

“Registrable Securities” shall mean all shares of Equity Securities held by a Shareholder party to this Agreement unless (i) they have been effectively registered under Section 5 of the Securities Act and disposed of pursuant to such an effective registration statement, or (ii) all of such shares may be freely sold and transferred during a three-month period pursuant to Rule 144 under the Securities Act (excluding Rule 144(k)) or any successor rule.

“Registration Expenses” shall mean all expenses incurred by the Company in complying with Article IV (“Registration”) of this Agreement, including, without limitation, all federal and state registration, qualification and filing fees and expenses, printing, messenger and delivery expenses, fees and disbursements of counsel and accountants for the Company, Blue Sky fees and expenses (which fees and expenses shall be deemed to include all fees and expenses of the Company arising out of filings required by, and all other costs and expenses incident to compliance with, state securities laws, rules and regulations), application and filing fees and expenses in connection with securities exchanges and the expense of any special audits or comfort letters incident to or required by any such registration.

“Registration Statement” has the meaning set forth in the Summary of this Agreement.

“Representatives” means the Representatives of the Underwriters named in Schedule A to the Underwriting Agreement executed in connection with the initial public offering of the Company’s common shares.

“Securities Act” has the meaning set forth in the Summary of this Agreement.

“Shareholders’ Agreement” has the meaning set forth in the Summary of this Agreement.

“Shares” or “Common Shares” means common shares of the Company, par value $0.01 per share.

“Subsidiary” means any entity of which a majority of the Voting Power in electing the board of directors or equivalent body are, at the time as of which any determination is being made, owned by the Company, either directly or indirectly through Subsidiaries.

 “transfer” means, with respect to the Shares, to sell, assign, give, pledge, charge, encumber, create a trust over, or otherwise dispose of, either voluntarily or involuntarily and with or without consideration, the Shares or any voting rights or other interest therein.

“Underwriting Agreement” means the agreement among the Company and the Representatives relating to the initial public offering of the Company’s Shares.

“Voting Shares” of any entity means the shares of share capital of the entity or other equity interests of the entity entitled to vote for the election of directors of such entity or comparable governing body of such entity.

“Voting Power” of any Person means the total number of votes which may be cast by the Shareholders of the total number of outstanding Voting Shares of such Person.

ARTICLE II

MATTERS RELATING TO THE SHAREHOLDERS

2.1          Unanimous Shareholder Approval.  In addition to any vote of the Shareholders required by the Act or the Bye-Laws, none of the actions listed below shall be taken by the Company without approval by the Board and the holders of all of the Shares then in issue:

(a)           amending the voting rights of the Shares; or

(b)           amending the dividend rights of the Shares.

ARTICLE III

MARKET STAND-OFF

3.1          Lock-Up Agreement

Each Shareholder agrees to (i) execute and deliver the lock-up letter agreement (the “Lock-Up Agreement”) in substantially the form attached hereto as Exhibit B in accordance with the terms of the Underwriting Agreement and (ii) unless otherwise consented to in writing by the Company and the other Shareholders, abide by the terms of the Lock-Up Agreement for the period specified therein (the “Lock-Up Period”).

ARTICLE IV

REGISTRATION

4.1          Demand Registrations.

(a)           Requests for Registration.  On or after the day following the last day of the Lock-Up Period, the holders of Registrable Securities representing at least ten million Common Shares of the Company, which number of Common Shares is subject to adjustment in the sole discretion of Board in the event of a share split, consolidation or similar event, may request registration under the Securities Act of all or any portion of such Registrable Securities (the “Initial Demand Registration”).  Following the Initial Demand Registration, the holders of Registrable Securities representing at least five million Common Shares of the Company, which number of Common Shares is subject to adjustment in the sole discretion of Board in the event of a share split, consolidation or similar event, may request registration under the Securities Act of all or any portion of such Registrable Securities (each a “Subsequent Demand Registration”; together with the Initial Demand Registration, the “Demand Registrations”).  Each request for a Demand Registration shall specify the approximate number of Registrable Securities requested to be registered.  Within ten days after receipt of any such request, the Company shall give written notice of such requested registration to all holders of Registrable Securities and, subject to paragraph (c) below, will include in such registration, in addition to the Registrable Securities that are requested to be registered pursuant hereto, all other Registrable Securities with respect to which the Company has received written requests for inclusion therein within 15 days after the receipt of the Company’s notice.

(b)           Long Form Registrations.  The holders of Registrable Securities shall be entitled to request no more than five Demand Registrations pursuant to this Section, up to three of which may be requested within the period beginning the day after the last day of the Lock-Up Period and ending twenty four months thereafter.  All Demand Registrations shall be underwritten registrations.

(c)           Marketing Limitation in Demand Registrations.  The Company will not include in any Demand Registration any securities which are not Registrable Securities without the prior written consent of the holders of a majority of the Registrable Securities included in such registration.  In the event the managing underwriter(s) of a Demand Registration advise the Shareholders seeking registration of Registrable Securities pursuant to this Section in writing that market factors (including, without limitation, the aggregate number of shares of Common Shares requested to be Registered, the general condition of the market, and the status of the persons proposing to sell securities pursuant to the Registration) require a limitation of the number of Shares to be offered to the public, the managing underwriter(s) may reduce the number of Registrable Securities requested to be included in such registration to the number that in the opinion of such managing underwriter(s) (expressed in writing) can be sold without adverse effect.  Any such reduction in the number of Registrable Securities to be included in a registration shall be effected with respect to the Shareholders pro rata in proportion to the total number of Registrable Securities owned by each Shareholder at the time of such registration.

(d)           Restrictions on Demand Registrations.  The Company may postpone, for up to three months (from the date of the request), the filing or the effectiveness of a registration statement for a Demand Registration if there exists at such time material nonpublic information relating to the Company that the Company’s Board believes (in good faith) should not be publicly disclosed, or if an underwritten public offering is contemplated in which Registrable Securities would be included; provided, however, that in such event, the holders of Registrable Securities initially requesting such Demand Registration will be entitled to withdraw such request and, if such request is withdrawn, such Demand Registration shall be treated as if it had never been made in the first instance, and the Company will pay all Registration Expenses in connection with such registration.  The Company may delay a Demand Registration hereunder only once in any 12-month period.

(e)           Selection of Underwriters.  The holders of a majority of the Registrable Securities initially requested to be included in a Demand Registration will have the right to select the investment bankers and managing underwriter(s) to administer the offering under such Demand Registration, subject to the Company’s approval, which will not be unreasonably withheld.

4.2          Piggyback Registration.

(a)           Notice.  Subject to the terms of this Agreement, in the event the Company chooses at any time no less than three months following the Effective Time to Register any of its Common Shares on a form that is suitable for a Registration involving Registrable Securities, the Company will: (i) promptly give each Shareholder written notice (the “Company Notice”) thereof, and (ii) include in such Registration (and any related qualification under Blue Sky laws or other compliance), and in any underwriting involved therein, all the Registrable Securities specified in a written request delivered to the Company by any Shareholder within 15 days after delivery of the Company Notice.

(b)           Underwriting in Piggyback Registration.  If the Company Notice relates to an underwritten public offering, the Company shall so advise the Shareholders in the Company Notice.  In such event the right of any Shareholder to Registration shall be conditioned upon the inclusion of such Shareholder’s Registrable Securities in such underwritten public offering to the extent provided in this Section.  All Shareholders proposing to distribute their securities through such underwriting shall (together with the Company and any other Shareholders participating in such offering) enter into an underwriting agreement for such offering.  The Company shall select the underwriter(s).

(c)           Marketing Limitation in Piggyback Registration.  In the event the managing underwriter(s) of a Piggyback Registration advise the Shareholders seeking registration of Registrable Securities pursuant to this Section in writing that market factors (including, without limitation, the aggregate number of shares of Common Shares requested to be Registered, the general condition of the market, and the status of the persons proposing to sell securities pursuant to the Registration) require a limitation of the number of shares to be offered to the public, the managing underwriter(s) may reduce the number of Registrable Securities to be Registered by the Shareholders to the number that in the opinion of such managing underwriter(s) (expressed in writing) can be sold without adverse effect; provided, however, that the managing underwriter(s) shall in no event reduce the number of Registrable Securities to be registered by the Shareholders to less than 25% of the aggregate number of Shares to be offered in such offering.  Any such reduction in the number of Registrable Securities to be included in such Registration shall be effected with respect to the Shareholders pro rata in proportion to the total number of Common Shares owned by each Shareholder at the time of such registration.

(d)           Withdrawal in Piggyback Registration.  If any Shareholder disapproves of the terms of any such underwriting, he may elect to withdraw therefrom by written notice to the Company and the underwriter delivered at least 7 business days prior to the effective date of the Registration Statement as disclosed to such Shareholder by the Company.

4.3          Blue Sky.  In the event of any Registration of Registrable Securities pursuant to this Article, the Company shall use commercially reasonable efforts to qualify the securities covered by the Registration Statement under the Blue Sky laws of such jurisdictions as shall be reasonably appropriate for the distribution of such securities; provided, however, that the Company shall not be required to qualify to do business or to file a general consent to service of process in any such states or jurisdictions..

4.4          Indemnities.  In the event of any Registration of Registrable Securities pursuant to this Article:

(a)           Indemnity by the Company.  The Company will indemnify and hold harmless, to the fullest extent permitted by law (including the Act), any Shareholder and any underwriter for such Shareholder, and each person, if any, who controls the Shareholder or such underwriter, from and against any and all losses, damages, claims, liabilities, joint or several, costs and expenses (including any amounts paid in any settlement effected with the Company’s consent) to which the Shareholder or any such underwriter or controlling person may become subject under applicable law or otherwise, insofar as such losses, damages, claims, liabilities (or actions or proceedings in respect thereof), costs or expenses arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the registration statement or included in the prospectus, as amended or supplemented, or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances in which they are made, not misleading, and the Company will reimburse the Shareholder, such underwriter and each such controlling person of the Shareholder or the underwriter, promptly upon demand, for any reasonable legal or any other expenses incurred by them in connection with investigating, preparing to defend or defending against or appearing as a third-party witness in connection with such loss, claim, damage, liability, action or proceeding; provided, however, that the Company will not be liable to any such Shareholder, underwriter or controlling person in any such case to the extent that any such loss, damage, liability, cost or expense arises out of or is based solely upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished in writing by such Shareholder, such underwriter or such controlling persons in writing specifically for inclusion therein; provided, further, that this indemnity shall not be deemed to relieve any underwriter of any of its due diligence obligations; provided, further, that the indemnity agreement contained in this subsection shall not apply to amounts paid in settlement of any such claim, loss, damage, liability or action if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld.  Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the selling Shareholder, the underwriter or any controlling person of the selling Shareholder or the underwriter, and regardless of any sale in connection with such offering by the selling Shareholder.  Such indemnity shall survive the transfer of securities by a selling Shareholder.

(b)           Indemnity by the Selling Shareholders.  Each Shareholder participating in a registration hereunder will, severally and not jointly, indemnify and hold harmless the Company, any underwriter for the Company, and each person, if any, who controls the Company or such underwriter, from and against any and all losses, damages, claims, liabilities, costs or expenses (including any amounts paid in any settlement effected with the selling Shareholder’s consent) to which the Company or any such controlling person and/or any such underwriter may become subject under applicable law or otherwise, insofar as such losses, damages, claims, liabilities (or actions or proceedings in respect thereof), costs or expenses arise out of or are based solely on (i) any untrue or alleged untrue statement of any material fact contained in the registration statement or included in the prospectus, as amended or supplemented, or (ii) the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading, and each such Shareholder will reimburse the Company, any underwriter and each such controlling person of the Company or any underwriter, promptly upon demand, for any reasonable legal or other expenses incurred by them in connection with investigating, preparing to defend or defending against or appearing as a third-party witness in connection with such loss, claim, damage, liability, action or proceeding; provided, however, that the indemnity in this subsection (b) is limited in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was so made in strict conformity with written information furnished by such Shareholder specifically for inclusion therein.  The foregoing indemnity agreement is subject to the condition that, insofar as it relates to any such untrue statement (or alleged untrue statement) or omission (or alleged omission) made in the preliminary prospectus but eliminated or remedied in the amended prospectus at the time the registration statement becomes effective or in the final prospectus, such indemnity agreement shall not inure to the benefit of the Company or any underwriter, or any of their controlling persons, if a copy of the final prospectus was not furnished to the person or entity asserting the loss, liability, claim or damage at or prior to the time such furnishing is required by the Securities Act; provided, further, that this indemnity shall not be deemed to relieve any underwriter of any of its due diligence obligations; provided, further, that the indemnity agreement contained in this subsection shall not apply to amounts paid in settlement of any such claim, loss, damage, liability or action if such settlement is effected without the consent of the Shareholders, as the case may be, which consent shall not be unreasonably withheld. In no event shall the liability of a Shareholder exceed the gross proceeds (net of underwriting discounts and commissions) from the offering received by such Shareholder.

(c)           Indemnity Procedures.  Promptly after receipt by an indemnified party of notice of the commencement of any action involving the subject matter of the foregoing indemnity provisions, such indemnified party will, if a claim thereof is to be made against the indemnifying party, promptly notify the indemnifying party of the commencement thereof; but the omission to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than hereunder.  In case such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party shall have the right to participate in, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided however, that if the defendants in any action include both the indemnified party and the indemnifying party and there is a conflict of interests which would prevent counsel for the indemnifying party from also representing the indemnified party, the indemnified party or parties shall have the right to select one separate counsel to participate in the defense of such action on behalf of such indemnified party or parties.  After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party for any legal or other expense subsequently incurred by such indemnified party in connection with the defense thereof, unless (i) the indemnified party shall have employed counsel in accordance with the provisions of the preceding sentence, (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after the notice of the commencement of the action and within 15 days after written notice of the indemnified party’s intention to employ separate counsel pursuant to the previous sentence, or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party.  No indemnifying party will consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.  The indemnifying party shall give the indemnified party at least 20 days (or such shorter period as shall reasonably be required under the circumstances) notice of any proposed settlement, together with true and correct copies of any proposed settlement.

(d)           Insufficiency of Indemnities.  If the indemnification provided for in this Section is unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Shareholders on the other from the offering.  If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Shareholders on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, (or actions or proceedings in respect thereof), as well as any other relevant equitable considerations.  The relative benefits received by the Company on the one hand and the Shareholders on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting Registration Expenses) received by the Company bears to the total net proceeds from the offering received by the Shareholders.  The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Shareholders on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The Company and the Shareholders agree that it would not be just and equitable if contributions pursuant to this Section were determined by pro rata allocation (even if the Shareholders were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to above in this Section.  The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to above in this Section shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this Section, (i) no Shareholder shall be required to contribute any amount in excess of the gross proceeds of the offering to such Shareholder, net of underwriting discounts or commissions and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The Shareholders’ obligations in this Section to contribute are several in proportion to their respective underwriting obligations and not joint.

4.5          Obligations of the Company.  Whenever required under this Agreement to effect the registration of any Registrable Securities pursuant to this Article, the Company shall as promptly as practicable:

(a)           Registration Statement.  Prepare and file with the SEC, and if appropriate, with the Registrar of Companies in Bermuda, a registration statement with respect to such Registrable Securities and use commercially reasonable efforts to cause such registration statement to become effective, and, upon the request of the Shareholders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for a period of up to ninety days or, if sooner, until the distribution contemplated in such registration statement has been completed.

(b)           Amendments.  Prepare and file with the SEC, and if appropriate, with the Registrar of Companies in Bermuda, such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such registration statement.

(c)           Prospectus.  Furnish to the Shareholders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

(d)           Underwriting Agreement.  In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter(s) of such offering.  Each Shareholder participating in such underwriting shall also enter into and perform its obligations under such an underwriting agreement.  If permitted by the managing underwriter(s), the Shareholders may, at their option, require that any or all of the conditions precedent to the obligations of the underwriters under such underwriting agreement be conditions precedent to the obligations of such Shareholders.  If permitted by the managing underwriter(s), the Shareholders shall not be required to make any representations or warranties to or agreement with the Company or the underwriters other than the representations, warranties or agreements regarding the Shareholders, the Shareholders’ right title and interest in the Registrable Securities and the Shareholders’ intended method of distribution or any other representations or warranties required by law.

(e)           Prospectus Notice.  Promptly notify each Shareholder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act and/or the Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing and the Company agrees to prepare and furnish to the Shareholders a post-effective amendment to the registration statement or supplement to the prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities, the prospectus will not contain an untrue statement of material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances underlying such statements.

(f)            Listing.  Cause all Registrable Securities registered pursuant to this Agreement to be listed on each securities exchange or approved for quotation on the New York Stock Exchange (“NYSE”) or such other automated quotation system on which similar securities issued by the Company are then listed or quoted.

(g)           Transfer Agent and Registrar.  Provide a transfer agent and registrar for all Registrable Securities registered pursuant to this Agreement and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.

(h)           Legal Opinions and Accountants’ Letters.  Furnish, at the request of any Shareholder requesting registration of Registrable Securities, on the date that such Registrable Securities are delivered to the underwriters for sale in connection with a registration pursuant to this Agreement, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Shareholders requesting registration of Registrable Securities and (ii) a letter dated such date and a bring-down letter dated the closing date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Shareholders requesting registration of Registrable Securities.

(i)            Stop Orders.  Notify a Shareholder the shares of which are registered in the offering when the Registration Statement covering such Shareholder’s Registrable Securities becomes effective, upon the issuance of any stop order by the SEC, or of the receipt of any notification of the suspension of qualification under state securities or Blue Sky laws, the Company hereby agreeing to use commercially reasonable efforts to obtain the withdrawal of any stop order or suspension of qualification.

(j)            Earnings Statement Pursuant to Section 11(a).  Otherwise use commercially reasonable efforts to comply with all applicable rules of the SEC, and make available to the Shareholders, as soon as reasonably practicable, an earnings statement covering a period of at least 12 months, but not more than 18 months, beginning with the first full calendar month after the effective date of such registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the SEC thereunder.

4.6          Public Information.  At any time and from time to time after the earlier of the close of business on such date as (a) a registration statement filed by the Company under the Securities Act becomes effective, (b) the Company registers a class of securities under Section 12 of the United States Securities Exchange Act of 1934, as amended, or any federal statute or code which is a successor thereto (the “Exchange Act”), or (c) the Company issues an offering circular meeting the requirements of Regulation A under the Securities Act, the Company shall undertake to make publicly available and available to the Shareholders pursuant to Rule 144, such information as is necessary to enable the Shareholders to make sales of Registrable Securities pursuant to Rule 144.  The Company shall comply with the current public information requirements of Rule 144 and shall furnish thereafter to any Shareholder upon request, a written statement executed by the Company as to the steps it has taken to so comply.

4.7          Information Furnished by Shareholders.  It shall be a condition precedent of the Company’s obligations under this Agreement that each Shareholder of Registrable Securities included in any Registration furnish to the Company such information regarding such Shareholder and the distribution proposed by such Shareholder or Shareholders as the Company may reasonably request or as may be required by the Securities Act.

4.8          Registration Expenses.  Subject to compliance with the Act, the Company will pay all Registration Expenses in connection with Registrations effected pursuant to this Article.

ARTICLE V

REPRESENTATIONS, WARRANTIES AND COVENANTS OF SHAREHOLDERS

Each Shareholder represents and warrants to each other Shareholder and the Company as follows:

5.1          Information.  Each Shareholder will make information concerning such Shareholder and such Shareholder’s Affiliates which the Company may reasonably request to comply with the requirements of NYSE and/or governmental authorities available to the Company, NYSE and/or appropriate governmental authorities and will make all necessary filings and acquire all necessary consents required by the Company, NYSE and/or appropriate governmental authorities.

5.2          Protection of the Company’s Employees.  Each Shareholder undertakes with each other Shareholder and with the Company that he will not:

(a)           At any time incite any employee of the Company or Flagstone to terminate a contract of employment with the Company or Flagstone or seek to interfere, or interfere, with the relationship between the Company or Flagstone and any of its employees, or

(b)           Employ any employee of the Company or Flagstone during the term of such employment or for a period of six months thereafter, or at any time when he is a participant in the PSU Plan of the Company.

5.3          Protection of the Company’s Confidential Information.  Each Shareholder undertakes with each other Shareholder and with the Company that he will not at any time:

(a)           reveal Confidential Information to any third party who is not a Shareholder or an employee of the Company; provided, however, that each Shareholder may reveal such information to its legal and financial advisers, and its beneficial owners who are subject to confidentiality arrangements with it, or as may be required by law or by any regulatory authority, or

(b)           remove from the Company any Confidential Information or interfere in any way with the ability of the Company to use any such Confidential Information.

ARTICLE VI

MISCELLANEOUS

6.1          Share Certificate Legends.  Prior to the Effective Time, the Company shall cause all share certificates representing Common Shares to bear an appropriate legend referring to the fact that the Shares were sold without registration under the Securities Act and are subject to this Agreement; provided, however, that such legend shall be omitted from any share certificate representing Common Shares that have been duly transferred without registration in accordance with Rule 144.

6.2          PFIC and RPII.  The Company shall use its best efforts to (a) avoid being deemed a “passive foreign investment company” under the Code and (b) avoid any situation in which the Shareholders would be required to include “related person insurance income” of the Company under the Code.

6.3          Financial Statements.    Prior to the Effective Time, Company will provide to each Shareholder (i) an unaudited quarterly financial report no later than 45 days from the end of the first three fiscal quarters of each year and (ii) an audited annual financial report no later than 120 days from the end of the Company’s fiscal year, in each case prepared in accordance with United States Generally Accepted Accounting Principles.

6.4          Entire Agreement; Amendments.  This Agreement and the schedules to this Agreement and the documents referred to in this Agreement and to be delivered pursuant to this Agreement constitute the entire agreement among the parties pertaining to the subject matter of this Agreement, and supersede all prior and contemporaneous agreements, understandings, negotiations and discussions of the parties, whether oral or written, with respect to the subject matter of this Agreement, and there are no warranties, representations or other agreements between the parties in connection with the subject matter of this Agreement, except as specifically set forth herein or therein.  This Agreement may be amended from time to time upon the written consent of the Company, which may be authorized by the approval of nine Directors; provided, however, that any amendment to this Agreement that materially affects any Shareholder in a manner that is disparate from other Shareholders shall require such Shareholder’s approval;  provided, further, that any amendment to Section 2.1 shall require the approval of all Shares then in issue.

6.5          Expenses.  Except as otherwise provided in this Agreement, whether or not the transactions contemplated by this Agreement are consummated, each of the parties hereto shall pay the fees and expenses of their respective counsel, investment bankers, financial advisors, accountants and other experts and the other expenses incident to the negotiation and preparation of this Agreement and the consummation of the transactions contemplated hereby.

6.6          Governing Law.  This Agreement shall be governed by and construed and interpreted in accordance with the laws of the State of New York.

6.7          Jurisdiction.

(a)           Dispute Resolution.  Except as otherwise specifically provided in this Agreement, in the event of any dispute, controversy or claim arising out of or related to this Agreement or a breach hereof, whether based in contract, tort, or statute, including its interpretation, scope, formation, performance or termination (“Dispute”), the parties shall settle such Dispute in accordance with the following:

(i)            Discussions.  The parties shall first use their best efforts to settle the Dispute by consulting and negotiating with each other in good faith to reach a just and equitable solution satisfactory to all parties;

(ii)           Litigation.  If the Dispute is not resolved through friendly discussions within 60 days of the date of the Dispute, the Dispute shall be finally resolved by litigation in New York County in Federal District Court or, absent Federal jurisdiction, in New York State Supreme Court, and the parties hereby consent to the personal jurisdiction of any such court.

(b)           Consent to Service.  In connection with any litigation involving any Dispute, the parties agree to accept service of process by mail to the Notice addresses set forth in this Agreement.

6.8          Assignment.  This Agreement and each Shareholder’s rights and obligations hereunder may be assigned only to one or more persons who become the record holders of Shares transferred by such Shareholder; provided, however, that in any or all of such cases such assigning party nonetheless shall remain responsible for the performance of all of its obligations hereunder.  Subject to the preceding sentence, this Agreement shall be binding upon the parties hereto and their respective successors and assigns.

6.9          Notices.  All communications, notices and disclosures required or permitted by this Agreement shall be in writing and shall be deemed to have been given when delivered personally or by messenger or by overnight delivery service, or when received via telecopy or other electronic transmission, in all cases addressed to the Person for whom it is intended at his address set forth below or to such other address as a Party shall have designated by notice in writing to the other Party in the manner provided by this Section.

If to the Company:	Flagstone Reinsurance Holdings Limited
23 Church Street
Hamilton HM11
Bermuda
Attention: Todd White
Facsimile: (441) 296-9879

with a copy to:	Carter Ledyard & Milburn LLP
2 Wall Street
New York, New York 10005
Attention: Robert A. McTamaney, Esq.
Facsimile: (212) 732-3232

If to a Shareholder, to the address of such Shareholder as it shall appear on the records of the Company.

6.10        Counterparts.  This Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same Agreement.

6.11        Severability.  Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction..

6.12        No Third Parties; No Reliance.  Except as specifically set forth or referred to herein, nothing herein expressed or implied is intended or shall be construed to confer upon or give to any Person, other than the parties hereto and their permitted successors or assigns, any rights or remedies under or by reason of this Agreement.  No third party is entitled to rely on any of the representations, warranties and agreements contained in this Agreement, and the parties assume no liability to any third party because of any reliance on the representations, warranties and agreements of the parties contained in this Agreement.

6.13        Exhibits and Schedules; Construction of Certain Provisions.  The exhibits and schedules referred to in this Agreement shall be construed with and as an integral part of this Agreement to the same extent as if they had been set forth in their entirety herein.

6.14        Headings.  The Article and Section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement. They do not define, limit, extend or describe the scope of this Agreement or the intent of any provision of this Agreement.

6.15        Counterparts; Execution by Facsimile.  This Agreement and any consents required hereunder may be executed in one or more counterparts, and by any Shareholder on separate counterparts, each of which as so executed and delivered shall be deemed an original, but all of which together shall constitute one and the same instrument, and it shall not be necessary in making proof of this Agreement as to any Shareholder hereto to produce or account for more than one such counterpart executed and delivered by such Shareholder.  The exchange of copies of this Agreement and of signature pages by facsimile transmission shall constitute effective execution and delivery of this Agreement as to the Shareholders and may be used in lieu of the original Agreement for all purposes.  Signatures of the parties transmitted by facsimile shall be deemed to be their original signatures for all purposes.

6.16        Binding Provisions.  Except as herein otherwise provided to the contrary, this Agreement shall be binding upon and inure to the benefit of the parties hereto, their heirs, personal representatives, successors and permitted assigns.

6.17        Severability.  If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

6.18        Conflict.  In the event that any provision of this Agreement conflicts with any provision of the Memorandum of Association or the Bye-Laws of the Company, the terms of this Agreement shall prevail, and each Shareholder shall vote all of the Shares that it holds of record, and shall take all actions necessary, to ensure at all times that the Memorandum of Association and the Bye-Laws of the Company do not conflict with any provision of this Agreement.

6.19        Term.  If the Effective Time shall not have occurred on or before the first anniversary of this Agreement, this Agreement shall terminate without becoming effective and shall have no effect on the Shareholders’ Agreement.  This Agreement shall terminate at such time as no Registrable Securities remain in issue.

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[Remainder of Page Intentionally Left Blank - Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

FLAGSTONE REINSURANCE HOLDINGS
LIMITED

By
Name:
Title:

[separate signature page for each Shareholder follows]

FLAGSTONE REINSURANCE HOLDINGS LIMITED

AMENDED AND RESTATED SHAREHOLDERS’ AGREEMENT SIGNATURE PAGE

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

For Corporate, Partnership, Trust, Employee Benefit Plan or Other Entity Shareholder:	For Individual Shareholders:

(Print Name of Entity)	(Signature)

By:	(Print Name:)
(Signature)

(Print Name:)
(Signature of Joint Shareholder, if any)
Title:
(Print Name of Joint Shareholder:)

Exhibit A

Shareholders

Exhibit B

Form of Lock-Up Agreement

(attached)

LEHMAN BROTHERS INC.
CITIGROUP GLOBAL MARKETS INC.
As Representatives of the Several Underwriters,

c/o Lehman Brothers Inc.
745 Seventh Avenue
New York, NY 10019

Citigroup Global Markets Inc.
388 Greenwich Street
New York, NY 10013

[  ], 2006

Ladies and Gentlemen:

As an inducement to execute the Underwriting Agreement, pursuant to which an offering will be made that is intended to result in the establishment of a public market for the common shares (the “Securities”) of Flagstone Reinsurance Holdings Limited, a Bermuda company, and any successor (by merger or otherwise) thereto, (the “Company”), the undersigned hereby agrees that during the period specified in the following paragraph (the “Lock-Up Period”), the undersigned will not, directly or indirectly (1) offer for sale, sell, pledge or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any shares of Securities or securities convertible into or exchangeable for Securities, or sell, grant options, rights or warrants with respect to any shares of Securities or securities convertible into or exchangeable for Securities, (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such shares of Securities, whether any such transaction described in clause (1) or (2) is to be settled by delivery of Securities or other securities, in cash or otherwise, (3) make any demand for or exercise any right or cause to be filed a registration statement, including any amendments thereto, with respect to the registration of any shares of Securities or securities convertible into or exercisable or exchangeable for Securities or any other securities of the Company or (4) publicly disclose the intention to do any of the foregoing.

The Lock-Up Period will commence on the date of this Lock-Up Agreement and continue and include the date 180 days after the public offering date set forth on the final prospectus used to sell the Securities (the “Public Offering Date”) pursuant to the Underwriting Agreement; however, if

(1) during the last 17 days of the initial Lock-Up Period, the Company releases earnings results or material news or a material event relating to the Company occurs, or

(2) prior to the expiration of the initial Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the initial Lock-Up Period,

then in each case the Lock-Up Period will be extended until the expiration of the 18-day period beginning on the date of release of the earnings results or the occurrence of the material news or material event, as applicable, unless the Representatives waive, in writing, such extension.

The undersigned hereby acknowledges and agrees that written notice of any extension of the Lock-Up Period pursuant to the previous paragraph will be delivered by the Representatives to the Company (in accordance with Section 12 of the Underwriting Agreement) and that any such notice properly delivered will be deemed to have been given to, and received by, the undersigned.  The undersigned further agrees that, prior to engaging in any transaction or taking any other action that is subject to the terms of this Lock-Up Agreement during the period from the date of this Lock-Up Agreement, up to and including the 34th day following the expiration of the initial Lock-Up Period, it will give notice thereof to the Company and will not consummate such transaction or take any such action unless it has received written confirmation from the Company that the Lock-Up Period (as may have been extended pursuant to the previous paragraph) has expired.

Any Securities received upon exercise of options granted to the undersigned will also be subject to this Agreement.  Any Securities acquired by the undersigned in the open market will not be subject to this Agreement.  A transfer of Securities to an affiliate, family member or trust may be made, provided the transferee agrees to be bound in writing by the terms of this Agreement prior to such transfer, and no filing by any party (donor, donee, transferor or transferee) under the Exchange Act shall be required or shall be voluntarily made in connection with such transfer.

In furtherance of the foregoing, the Company and its transfer agent and registrar are hereby authorized to decline to make any transfer of shares of Securities if such transfer would constitute a violation or breach of this Agreement.

This Agreement shall be binding on the undersigned and the successors, heirs, personal representatives and assigns of the undersigned.  This Agreement shall lapse and become null and void if the Public Offering Date shall not have occurred on or before            , 2006.  This agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

Very truly yours,

[Name of shareholder]